UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, KS 67210
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (316) 526-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2024, Spirit AeroSystems, Inc. (“Spirit”), a wholly owned subsidiary of Spirit AeroSystems Holdings, Inc. (“Spirit Holdings”), and The Boeing Company (“Boeing”) entered into a Memorandum of Agreement (the “MOA”). The transactions contemplated by the MOA are intended to address Spirit’s higher levels of inventory and contract assets, lower operational cash flows, decrease in expected deliveries to Boeing and higher factory costs to maintain rate readiness, attributed to product quality verification process enhancements (including moving such process from Renton, Washington, to Wichita, Kansas), Boeing no longer allowing for traveled work on the B737 fuselage to its factories and the FAA’s imposition of limitations on Boeing increasing production rates.

Under the MOA, the parties have agreed to the following, among other matters:

•	Spirit will maintain a production rate that supports Boeing’s contractual production demand.

•	Boeing will pay to Spirit as an advance payment of amounts due to be paid pursuant to the long-term supply agreements under which Spirit is a supplier for Boeing’s B737, B747, B767, B777 and B787 commercial aircraft programs and the parties’ October 12, 2023 memorandum of agreement (the “Contracts”) a total of $425,000,000, consisting of $275,000,000 to be provided no later than April 18, 2024, $50,000,000 to be provided no later than April 29, 2024, and $100,000,000 to be provided no later than May 6, 2024 (collectively, the “Advances,” and each such date an “Advance Date”). Spirit must use the Advances for the sole purpose of maintaining readiness to produce Products (as defined in the Contracts) at the rates required by Boeing. Boeing’s obligation to pay the Advances to Spirit is subject to Spirit having provided to Boeing a specified operational plan and related financial forecast and, at all times prior to the applicable Advance Date, having complied with its obligations under the MOA to provide Boeing with specified financial information on a weekly basis.

•	Spirit will repay the Advances to Boeing in accordance with the following payment schedule: $36,600,000 on June 12, 2024, $89,500,000 on July 17, 2024, $150,600,000 on August 14, 2024, $134,300,000 on September 18, 2024, and $14,000,000 on October 16, 2024 (each such date, a “Repayment Date”). If at any time prior to Spirit’s repayment in full of the Advances (i) Spirit fails to make any such repayment on the applicable Repayment Date, (ii) in the case of any such repayment, Spirit fails to submit to Boeing 30 days prior to the applicable Repayment Date a satisfactory written confirmation that it is able to and intends to make such repayment, (iii) Spirit repudiates any performance obligation under the Contracts or materially breaches, or repudiates any performance obligation under, the MOA or any other agreement between the parties arising after the date of the MOA or (iv) there occurs, either as to Sprit, Spirit Holdings or any of their respective subsidiaries, any of the enumerated events of default (generally relating to insolvency, to reorganization, liquidation or similar proceedings, or to business suspension, dissolution or winding-up) described in specified provisions of the Contracts, then all amounts of the Advances that remain outstanding to Boeing pursuant to the repayment provisions of the MOA as of such time will become immediately due and payable.

•	Until the later of October 31, 2024 and the last day of the month in which the Advances are fully repaid, Spirit must provide to Boeing specified financial information on a weekly basis.

•	The MOA will remain in effect until each party has discharged all its obligations thereunder or as otherwise agreed by the parties in writing.

The foregoing summary description of the MOA does not purport to be complete and is qualified in its entirety by reference to the copy of the MOA that will be filed as an exhibit to Spirit Holdings’ Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: April 23, 2024	By:	/s/ Mark Suchinski
Mark Suchinski
Senior Vice President and Chief Financial Officer